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                       REMINGTON OIL AND GAS CORPORATION

                 CHANGE IN CONTROL NOTICE AND OFFER TO PURCHASE
                    FOR CASH ANY AND ALL OF THE OUTSTANDING
                 8 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2002
                      OF REMINGTON OIL AND GAS CORPORATION

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 19, 1999, UNLESS THE OFFER IS EXTENDED IN ACCORDANCE WITH THE INDENTURE (SUCH TIME AND DATE OR THE LATEST EXTENSION THEREOF, IF EXTENDED, THE "EXPIRATION DATE"). NOTES TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

BECAUSE A CHANGE OF CONTROL AS DEFINED IN THE INDENTURE OCCURRED, THE COMPANY IS REQUIRED TO MAKE THIS OFFER TO PURCHASE. IF NO CHANGE OF CONTROL HAD OCCURRED, THE COMPANY WOULD NOT OFFER TO PURCHASE THE NOTES. THE COMPANY DOES NOT BELIEVE THAT PURCHASING THE NOTES AT THIS TIME IS THE BEST USE OF THE COMPANY'S CAPITAL OR CREDIT RESOURCES. NO ACTION BY THE NOTE HOLDER IS REQUIRED UNLESS THE NOTE HOLDER WISHES TO TENDER NOTES UNDER THIS OFFER TO PURCHASE. NOTES NOT TENDERED WILL REMAIN OBLIGATIONS OF THE COMPANY UNDER THE TERMS AND CONDITIONS OF THE INDENTURE.

                                                                January 20, 1999

To Brokers, Dealers, Commercial Banks,
  Trust Companies And Other Nominees:

     Enclosed for your consideration is a Change in Control Notice and Offer to Purchase, dated January 20, 1999 (as the same may be amended from time to time, the "Offer to Purchase"), and form of Letter of Transmittal and instructions thereto (the "Letter of Transmittal") relating to the offer (the "Offer") by Remington Oil and Gas Corporation (the "Company") to purchase for cash all of the outstanding 8 1/4% Convertible Subordinated Notes due 2002 of the Company (the "Notes") at 100% of the principal amount thereof, plus accrued interest thereon through the date of payment.

     We are asking you to contact your clients for whom you hold Notes registered in your name (or in the name of your nominee) and who, to your knowledge, hold Notes registered in their own names. You will be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Notes, except as otherwise provided in the Offer to Purchase and the Letter of Transmittal.

     Enclosed is a copy of each of the following documents for forwarding to your clients:

          1. The Offer to Purchase.
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          2. A Letter of Transmittal, including Guidelines for Certification of
     Taxpayer Identification Number on Substitute Form W-9, for your use in connection with the tender of Notes by record holders and for the information of your clients.

          3. A form of letter addressed "To Our Clients" that may be sent to your clients for whose accounts you hold Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Offer.

          4. A Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Notes are not lost but not immediately available, or if the procedure for book-entry transfer cannot be completed on or prior to the Expiration Date.

          Your prompt action is requested. Notes tendered pursuant to the Offer may be validly withdrawn, subject to the procedures described in the Offer to Purchase, at any time prior to the Expiration Date.

     Please refer to "Procedures for Tendering Notes" in the Offer to Purchase for a description of the procedures which must be followed to tender Notes in the Offer.

     Additional copies of the enclosed materials may be obtained from the Depositary at (800) 225-2398.

                                          Very truly yours,

                                          REMINGTON OIL AND GAS CORPORATION

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE TRUSTEE, OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.